March 1, 2012

David G. Van Hooser

Harbor Funds

111 South Wacker Drive, 34th Floor

Chicago, IL 60606

RE:	Contractual Expense Limitations – March 1, 2012 through February 28, 2013

Dear Mr. Van Hooser:

In connection with our service as investment adviser to the specific Harbor funds listed below, we hereby agree to limit the total annual operating expenses of each class of shares of such Harbor funds until February 28, 2013 in the manner set forth below:

Harbor Mid Cap Value Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.95%	1.20%	1.32%

Harbor Large Cap Value Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.68%	0.93%	1.05%

Harbor Global Value Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	1.00%	1.25%	1.37%

111 South Wacker Drive, 34th Floor | Chicago, Illinois 60606-4302

T 800-422-1050 | F 312-443-4444 | www.harborfunds.com

Mr. Van Hooser

March 1, 2012

Harbor Global Growth Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	1.00%	1.25%	1.37%

Harbor Commodity Real Return Strategy Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.94%	1.19%	N/A

Harbor Unconstrained Bond Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	1.05%	1.30%	N/A

Harbor Flexible Capital Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	1.00%	1.25%	1.37%

Harbor Convertible Securities Capital Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.85%	1.10%	1.22%

Mr. Van Hooser

March 1, 2012

Harbor Emerging Markets Debt Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	1.05%	1.30%	N/A

Harbor Real Return Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.60%	0.85%	N/A

Harbor Money Market Fund

	Institutional Class	Administrative Class	Investor Class
Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.28%	0.53%	N/A

We shall have no ability to terminate or modify this expense limitation agreement through February 28, 2013. This agreement shall automatically expire without further action by the parties at the close of business on February 28, 2013.

Please acknowledge your agreement with the foregoing as of the date set forth above by signing in the space provided below and returning an executed original to my attention.

HARBOR CAPITAL ADVISORS, INC.

By:	/s/ Charles F. McCain
Charles F. McCain, Executive Vice President

Agreed and Accepted:

HARBOR FUNDS

By:	/s/ David G. Van Hooser
David G. Van Hooser, President